Exhibit 10.03

SECOND AMENDED AND RESTATED
GENERAL EMPLOYMENT ENTERPRISES, INC. 1997 STOCK OPTION PLAN

Section 1. Purpose.

The purpose of this Second Amended and Restated General Employment Enterprises, Inc. 1997 Stock Option Plan (the "Plan") is to amend and supersede the Amended and Restated General Employment Enterprises, Inc. 1997 Stock Option Plan and to benefit General Employment Enterprises, Inc. (the "Company") and its Subsidiaries (as defined in Section 2) by recognizing the contributions made to the Company by officers and other key employees (including members of the Board of Directors of the Company ("the Directors") who are also employees) of the Company and its Subsidiaries, to provide such persons with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals, by providing such persons with a favorable opportunity to acquire or increase their proprietary interest in the Company. In addition, the Plan is intended as an additional incentive to members of the Board of Directors of the Company who are not employees of the Company ("Non-Employee Directors") to serve on the Board of Directors of the Company (the "Board") and to devote themselves to the future success of the Company by providing them with a favorable opportunity to acquire or increase their proprietary interest in the Company through receipt of options to acquire common stock of the Company. The Company may grant stock options that constitute "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options that do not constitute ISOs ("NSOs") (ISOs and NSOs being hereinafter collectively referred to as "Options").

Section 2. Eligibility.

Non-Employee Directors shall participate in the Plan only in accordance with the provisions of Section 5.2 of the Plan. The Committee (as defined in Section 3) shall initially, and from time to time thereafter, select those officers and other key employees (including Directors of the Company who are also employees) (collectively referred to herein as "Key Employees") of the Company or any other entity of which the Company is the direct or indirect beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests ("Subsidiaries"), to participate in the Plan on the basis of the special importance of their services in the management, development and operations of the Company or its Subsidiaries (each such Key Employee receiving Options granted under the Plan is referred to herein as an "Optionee").  The determination of whether an individual is an employee shall be made at the time of grant in accordance with Code Section 3401(c) and the regulations there under.

Section 3. Administration.

3.1. The Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board").  The Committee shall be comprised of two (2) or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

3.2. Authority of the Committee. No person, other than members of the Committee, shall have any authority concerning decisions regarding the Plan. Notwithstanding the foregoing, the Committee may delegate its non-decision making authority, hereunder, and the person or persons to whom such authority is delegated may in turn make subsequent delegations.  Subject to the express provisions of this Plan, the Committee shall have sole discretion concerning matters relating to the Plan and Options granted hereunder. The Committee, in its sole discretion, shall determine the Key Employees of the Company and its Subsidiaries to whom, and the time or times at which Options will be granted, the number of shares to be subject to each Option, the expiration date of each Option, the time or times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other terms and conditions of the grant of the Option. The terms and conditions of the Options need not be the same with respect to each Optionee or with respect to each Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Notwithstanding the foregoing, (i) with respect to any Option intended to be an ISO, the Plan, and the Option Agreement evidencing said ISO, shall be construed in a manner consistent with Code Section 422 and the regulations there under, and (ii) the Plan and any Option Agreement shall be construed in a manner consistent with Code Section 409A.  Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Options granted hereunder by the Committee as evidenced in an Option Agreement, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, officers and the affected employees of the Company and/or its Subsidiaries and their respective successors in interest. No member of the Committee shall, in the absence of bad faith, be liable for any act or omission with respect to service on the Committee.  Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification pursuant to the Company's Certificate of Incorporation and By-Laws.

Section 4. Shares of Common Stock Subject to Plan.

4.1. The total number of additional shares of common stock, no par value, of the Company (the "Common Stock"), that are available for issuances under the Plan may be issued and sold under the Plan within the Applicable Period (as defined below) shall be 592,000 (“Additional Plan Shares”).  For purposes of the preceding sentence, Applicable Period shall be the ten-year period commencing on September 30, 2009 and ending on September 30, 2019 (“Term of Plan”). The aforementioned total number of Additional Plan Shares of Common Stock shall be adjusted in accordance with the provisions of Section 4.2 hereof. Notwithstanding the foregoing, the total number of shares of Common Stock that may be subject to ISOs under the Plan shall be 592,000 Additional Plan Shares of Common Stock, adjusted in accordance with the provisions of Section 4.2 hereof.  Any shares of Common Stock subject to issuance upon exercise of Options under the Plan or the General Employment Enterprises, Inc. Amended and Restated 1997 Stock Option Plan but which are not issued because of a surrender (other than pursuant to Sections 7.2 or 7.3 of the Plan), forfeiture, expiration, termination or cancellation of any such Option, to the extent consistent with applicable law, rules and regulations, shall once again be available for issuance pursuant to subsequent Options (“Unissued Option Shares”). Therefore, the total aggregate number of shares available for grant under the Plan shall be the 592,000 Additional Plan Shares plus all Unissued Option Shares. The maximum number of Options that may be granted during a calendar year to any one person is 150,000.

4.2  The number of share of Common Stock subject to the Plan and to Options granted under the plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options previously granted there under shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to the transaction; and (c) in the event of any other change in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an Option granted under the Plan.  In the event of any such adjustment, the exercise price per share shall be proportionately adjusted.

Section 5. Grants of Options.

5.1. Grants of Options to Key Employees.  Subject to the terms of the Plan, the Committee may from time to time grant Options, which may be ISOs or NSOs, to Key Employees of the Company or any of its Subsidiaries.  Unless otherwise expressly provided at the time of the grant, Options granted under the Plan to Key Employees will be ISOs.  An Option shall be considered granted when the Company completes the corporate action constituting an offer of stock for sale provided, however, that notwithstanding the foregoing, corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased and the minimum Exercise Price are fixed and determined.

5.2. Grants of Options to Non-Employee Directors.  All grants of Options to Non-Employee Directors shall be automatic and non-discretionary.  Each individual who is a Non-Employee Director on the effective date of the Plan shall be granted automatically a NSO to purchase 15,000 shares of Common Stock on the effective date of the Plan. Each individual who becomes a Non-Employee Director (other than a Non-Employee Director who was previously an employee Director) after the effective date of the Plan shall be granted automatically a NSO to purchase 15,000 shares of Common Stock on the date he or she becomes a Non-Employee Director.

5.3. Option Agreement.  Each Option shall be evidenced by a written Option Agreement (in paper or electronic format) specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the expiration date of the Option, the number of shares of Common Stock to be subject to each Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.  In the event of any inconsistency between the terms of the Plan and the terms of the Option Agreement, the terms of the Plan shall govern.

5.4. Expiration.  Except to the extent otherwise provided in or pursuant to Section 6, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth (10th) anniversary of the date on which the Option was granted.

5.5. Exercise Period.  Except to the extent otherwise provided in or pursuant to Section 6, or in the proviso to this sentence, Options shall become exercisable pursuant to the following schedule: with respect to one-fifth of the total number of shares of Common Stock subject to Option on the date twelve months after the date of its grant and with respect to an additional one-fifth of the total number of shares of Common Stock subject to the Option at the end of each twelve-month period thereafter during the succeeding four years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the exercise schedule with respect to any or all Options, or any part thereof, granted under the Plan.

5.6. Required Terms and Conditions of ISOs.  Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

(a) Except as provided in Section 5.6(d), the per share exercise price of each ISO shall be the Fair Market Value of the shares of Common Stock on the date such ISO is granted. For all purposes hereunder, Fair Market Value shall be the price at which one share of Common Stock is last sold in the principal United States market for such stock as of the grant date.

(b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.  For purposes of this section, an Option is considered to be first exercisable during a calendar year if the Option will become exercisable at any time during the year, assuming that any condition on the Optionee's ability to exercise the Option related to the performance of services is satisfied. If the Optionee's ability to exercise the Option in the year is subject to an acceleration provision, then the Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.  If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an Option that first becomes exercisable in any calendar year exceeds the limitation of this Section 5.6(b), much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

(c) As used of this Section 5, the words "parent" and "subsidiary" shall have the meanings given to them in Section 424(e) and 424(f) of the Code.

(d) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns, after application of the stock attribution rules of Department of Treasury Regulation § 1.424-1(a), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Section 422(b)(6) of the Code: (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire and all rights to purchase shares there under shall cease no later than the fifth anniversary of the date the ISO was granted. For purposes of this paragraph: (i) shares of Common Stock that the Optionee may purchase under existing Options are not treated as shares owned by the Optionee; and (ii) the combined voting power of all shares of the Company actually owned and outstanding immediately before the grant of the Option does not include the voting power of treasury shares or shares of Common Stock authorized for issue under outstanding Options held by the Optionee or any other person.

(e) No ISOs may be granted under the Plan after September 30, 2019.

(f) An inadvertent modification of an ISO shall not be treated as a modification to the extent the modification is reversed by the earlier of the date the Option is exercised or the last day of the calendar year during which such change occurred.

5.7. Required Terms and Conditions of NSOs.  Each NSO granted shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rule: in no event may the exercise price be less than the Fair Market Value of the shares of Common Stock subject to such NSO.

Section 6. Effect of Termination.

6.1. Key Employee Termination Generally.  Except as provided in Sections 6.2, 6.3 and 11, or by the Committee in its sole discretion, any Option shall terminate on the date of the Key Employee's termination of employment with the Company and its Subsidiaries: (i) for Good Cause (as defined in the Option Agreement); or (ii) voluntarily, for any other reason other than retirement, death, or disability.  A Key Employee's transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for purposes of the Plan.  Options granted under the Plan shall not be affected by any change of duties in connection with the employment of the Key Employee or by military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed 3 months or, if longer, so long as the Optionee's right to employment with the Company or a Subsidiary is provided either by statute or by contract.  If the period of leave exceeds 3 months, and the Optionee's right to reemployment is not provided by either statute or contract, the Optionees employment relationship is deemed to terminate on the first day immediately following such three-month period.

6.2. Death and Disability.  In the event of an Optionee's death or Disability (as defined below) during employment or service with the Company or any of its Subsidiaries, all Options held by the Optionee shall become fully exercisable on such date of death or Disability.  Each of the Options held by such an Optionee shall expire on the earlier of: (a) the first anniversary of the date of the Optionee's death or Disability; and (b) the date that such Option expires in accordance with its terms.  For purposes of this Section 6.2, "Disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  The Committee, in its sole discretion, shall determine the date of any Disability.

6.3. Retirement of Key Employees.  In the event the employment of a Key Employee with the Company and/or its Subsidiaries shall be terminated by reason of Employee Retirement, all Options held by the Key Employee shall become fully exercisable.  Each of the Options held by such a Key Employee shall expire on the earlier of: (i) the first anniversary of the date of the Employee Retirement; and (ii) the date that such Option expires in accordance with its terms.  For purposes of this Section 6.3, "Employee Retirement" shall mean retirement of a Key Employee after attaining age 55.  In the event the employment of a Key Employee with the Company and/or its Subsidiaries shall be terminated by reason of a retirement that is not an Employee Retirement as herein defined, the Committee may, in its sole discretion, determine that the exercisability and exercise periods set forth in this Section 6.3 shall be applicable to Options held by such Key Employee.  Notwithstanding the foregoing, in the event the employment of a Key Employee who is also a Director of the Company is terminated by reason of Employee Retirement, all Options held by the Key Employee shall become fully exercisable, but each of the Options held by such a Key Employee shall expire on the earlier of: (i) the first anniversary of the date of the Key Employee's termination of service on the Board for any reason; and (ii) the date that such Option expires in accordance with its terms.

6.4. Retirement of Non-Employee Directors.  In the event the service of a Non-Employee Director on the Board shall be terminated by reason of the retirement of such Non-Employee Director of the Company in accordance with the Company's retirement policy for Directors, any Option or Options granted to such Non-Employee Director shall continue to vest and remain exercisable pursuant to Section 5, in the same manner and to the same extent as if such Director had continued his or her service on the Board during such period.

Section 7. Exercise of Options.

7.1. Notice.  A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information the Committee may prescribe.  The notice shall be accompanied by payment as described in Section 7.2.  The notice of exercise shall be accompanied by the Optionee's copy of the writing or writings evidencing the grant of the Option.  All notices or requests provided for herein shall be delivered to the Secretary of the Company.

7.2. Exercise Price.  Except as otherwise provided in the Plan or in any Option Agreement, the Optionee shall pay the purchase price of the shares of Common Stock upon exercise of any Option: (a) in cash; (b) in cash received from a broker-dealer to whom the Optionee has submitted and exercise notice consisting of a fully endorsed Option (however, in the case of an Optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board); (c) by delivering shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (d) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (e) in the case of a Key Employee, by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant; or (f) by any combination of (a), (b), (c), (d) and (e).  In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to the Company.  In the case of payment pursuant to (b), (c) or (d) above, the Optionee's election must be made on or prior to the date of exercise and shall be irrevocable.  In lieu of a separate election governing each exercise of an Option, an Optionee may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Optionee.  The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R §220.3(e)(4) or other applicable provision of law.

7.3. Taxes Generally.  At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may require the Optionee to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be require to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such Option by the Optionee or to comply with applicable law.

7.4. Payment of Taxes.  At any time when an Optionee is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an Option, the Optionee may satisfy this obligation in whole or in part by: (a) directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld; or (b) delivering shares of Common Stock of the Company having an aggregate Fair Market Value equal to the amount required to be withheld.  In the case of payment of taxes pursuant to (a) or (b) above, the Optionee's election must be made on or prior to the date of exercise and shall be irrevocable.  The Committee may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries.  In lieu of a separate election governing each exercise of an Option, an Optionee may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Optionee.

7.5. Attestation.  Wherever in this Plan or any Option Agreement an Optionee is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such shares in which case the Company shall treat the Option as exercised without further payment and shall not withheld such number of shares of Common Stock from the Shares acquired by the exercise of the Option, as appropriate.

Section 8. Transferability of Options.

No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  However, if an ISO is transferred incident to a divorce (within the meaning Code Section 1041) or pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)), it shall cease to qualify as an ISO.  Notwithstanding the second preceding sentence, an Optionee, at any time prior to his death, may assign all or any portion of an Option granted to him (other than an ISO) to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Code Section 501 (c)(3).  In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Optionee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment.  Any such assignment will be permitted only if: (i) the Optionee does not receive any consideration therefore; and (ii) the assignment is expressly permitted by the applicable Option Agreement as approved by the Committee.  Any such assignment shall be evidenced by an appropriate written document executed by the Optionee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.  In addition, the transfer of an ISO to a trust shall not disqualify the ISO if, under Code Section 671 and applicable state law, the individual is considered to be the sole beneficial owner of the Option while it is held in trust.

Section 9. Rights as Shareholder.

An Optionee or a transferee of an Optionee pursuant to Section 8 shall have no rights as a shareholder with respect to any Common Stock covered by an Option or receivable upon the exercise of an Option until the Optionee or transferee shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Common Stock for which the record date is prior to the date on which the Optionee shall have in fact become the holder of record of the shares of Common Stock acquired pursuant to the Option.

Section 10. Change in Control.

10.1. Effect of Change in Control.  Notwithstanding any of the provisions of the Plan or any Option Agreement evidencing Options granted hereunder, upon a Change in Control of the Company (as defined in Section 10.2) all outstanding Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully realize the benefits there under.  Further, in addition to the Committee's authority set forth in Section 3, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such Option, upon the Optionee's request, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Option been currently exercisable; (b) make such adjustment to any such Option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

10.2. Definition of Change in Control.  A "Change in Control" of the Company is deemed to occur upon:

(a) The receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the 1934 Act, indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the 1934 Act, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("voting stock");

(b) The commencement by an entity, person, or group (other than the Company or a Subsidiary) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Company;

(c) The effective time of: (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation; or (ii) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

(d) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of: (i) three directors; or (ii) directors constituting a majority of the number of directors of the Company then in office.

Section 11. Postponement of Exercise.

The Committee may postpone any exercise of an Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company: (a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or (c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Option or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the term of an Option and neither the Company nor its directors or officers shall have any obligation or liability to an Optionee, to the Optionee's successor or to any other person with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

Section 12. Termination or Amendment of Plan.

The Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company to the extent allowed by law, provided, however, that a modification of the maximum aggregate shares of Company Stock that may be issued under the Plan as set forth in Section 4.1 or the class of employees eligible to receive them as set forth in Section 2 shall require shareholder approval. The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. No amendment or termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee may amend the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment is in the best interest of holders of outstanding Options affected thereby.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, the Plan and Options issued hereunder shall be interpreted in accordance with Code Section 409A and Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the Effective Date (as defined in Section 13).  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxed to an Optionee under Code Section 409A and related Department of Treasury guidance, prior to payment to such Optionee of such amount, the Company may (a) adopt such amendments to the Plan and Option Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Option Agreement hereunder and (b) take such other actions as the Committee deems necessary or appropriate to avoid the imposition of an additional tax under Code Section 409A.

Section 13. Effective Date.

The Plan is to be adopted and authorized by the Board of Directors for submission to the shareholders of the Company at the Board’s next meeting scheduled for September 8, 2009.  If the Plan as amended and restated is approved by the affirmative vote of a majority of the shares of the voting stock entitled to be voted by the holders of stock represented at a duly held shareholders' meeting, or if the Plan is duly approved by written consent of a majority of the votes entitled to be cast without a duly held shareholders’ meeting, the Plan shall be deemed to have become effective as of September 30, 2009 (the "Effective Date").  The Committee may award Options under the Plan at any time after the Effective Date and before the termination of the Plan.  The Plan will terminate upon the earliest of (i) the tenth anniversary of the Effective Date, or (ii) the date on which the Board terminates the Plan in accordance with Section 12; provided, however, that upon Plan termination, all Options outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Option Agreement evidencing such Option.

Section 14. Reporting and Disclosure of ISO.

By January 31 of the year following the year an Optionee exercises an ISO (unless (i) January 31 falls on a Saturday, Sunday, or legal holiday, in which case the date will be adjusted in accordance with Code Section 7503 and the regulations thereunder or (ii) an extension of time for good cause is shown pursuant to Treasury Regulation Section 1.6039-1(a)(2)), an Optionee exercising an ISO shall be provided with a statement pursuant to Code Section 6039.  The statement shall include the following information:

(i) the name, address, and EIN of the Company;
(ii) the name, address, and identifying number of the Optionee;
(iii) the date the ISO was granted;
(iv) the date the shares of Common Stock were transferred to the Optionee;
(v) the fair market value of the shares of Common Stock at the time the ISO is exercised;
(vi) the number of shares of Common Stock transferred pursuant to the ISO;
(vii) the type of option under which the shares of Common Stock were acquired; and
(viii) the total cost of all of the shares of Common Stock.

If the Company provides this statement by mail, it will be deemed to be furnished to an Optionee if it is mailed to his/her last known address.  With the written consent of the Optionee the statement described in this paragraph can be furnished electronically rather than in a paper format.  The Company shall identify any share of the Common Stock acquired through the exercise of an ISO in a manner sufficient to enable the accurate reporting of the transfer of record title of such shares.  Such identification may be accomplished by assigning to the certificates of stock issued pursuant to such Option a special serial number or color.

Section 15. Beneficiary Designation.

Each Optionee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who need not be a natural person) to whom any benefit under the Plan is to be paid in case the Optionee should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation, which will become effective upon receipt by the Committee, will revoke all prior designations by the same Optionee, must be in a form prescribed by the Committee, and must be made during the Optionee's lifetime.  If the Optionee's designated beneficiary predeceases the Optionee or no beneficiary has been designated, benefits remaining unpaid at the Optionee's death will be paid to the Optionee's estate or other entity described in the Optionee's Option Agreement in a manner consistent with Code Section 2518.

In the event of any conflict between a designation of beneficiary hereunder and a designation under an Optionee's will, the designation hereunder shall prevail.  A designated beneficiary may disclaim any Options hereunder.

Section 16. 409A Compliance.

Notwithstanding any other provisions of this Plan or any Option Agreement hereunder, no Option shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a matter that would result in the imposition of an additional tax under Code Section 409A upon an Optionee.  In the event it is reasonably determined by the Committee that, as a result of Code Section 409A, payment in respect of any Option under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Option Agreement, as the case may be, without causing the Optionee holding such award to be subject to taxation under Code Section 409A, the Company will make such payment on the first day that would not result in the Optionee incurring any tax liability under Code Section 409A.

To Become Effective on the 30th day of September, 2009.